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                                                                     Exhibit 4.5

                                FOURTH AMENDMENT
                                     TO THE
                            RESTATED COTT USA 401(k)
                            SAVINGS & RETIREMENT PLAN


            WHEREAS, the Restated Cott USA 401(k) Savings & Retirement Plan (the "Plan") was adopted on December 22, 2000;

            WHEREAS, under Article XIII of the Plan, the Company reserved the right to amend the provisions of the Plan;

            WHEREAS, the First Amendment to the Plan was adopted on August 16, 2001;

            WHEREAS, the Second Amendment to the Plan was adopted on October 26, 2001;

            WHEREAS, the Third Amendment to the Plan was adopted on July 23, 2002; and

            WHEREAS, it has become necessary to amend the Plan in order to (i) incorporate certain provisions intended to be good faith compliance with the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") and (ii) provide for Premium Beverage Packers, Inc. to become a participating employer under the Plan and add certain provisions pertaining to employees of Premium Beverage Packers, Inc. and (iii) make certain other design changes to the Plan.

            NOW, THEREFORE, the Plan is hereby amended as follows:

      1. Section 1.1 is amended to read as follows:

            "1.1 'Account Balance' shall mean the sum of the account balances in the Participant's Salary Deferral Account, Matching Account, Employer Account, Catch-Up Account and Rollover Account."
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      2. Section 1.47 is amended to read as follows:

            "1.47 'Termination of Employment' shall mean the voluntary severance from employment of an Employee, or the involuntary severance from employment of an Employee by the Employer, other than severance from employment by reason of death, Disability or Retirement under this Plan. For purposes of this Plan, an Employee shall not be considered to have a Termination of Employment until such Employee is no longer employed by the Employer or any Affiliate."

      3. Section 1.52(b) is amended by adding a new paragraph (viii) at the end thereof to read:

            "(viii) If on June 26, 2002, an Employee was employed by Premium Beverage Packers, Inc., any period during which such individual was employed by Premium Beverage Packers, Inc. prior to such date shall be treated as employment as an Employee for purposes of calculating a "Year of Service."


      4. Article I is amended by adding new Sections 1.54 and 1.55 at the end to read:

            "1.54 'Catch-Up Contribution' shall mean the amount contributed to the Plan in accordance with Section 3.8.

            1.55 'Catch-Up Account' shall mean the separate account of a Participant established and maintained in accordance with Section 3.5."

      5. Article II is amended by adding a new Section 2.8 at the end thereof to read:

            "2.8 Notwithstanding anything contained herein, if an individual was employed by Premium Beverage Packers, Inc. on December 31, 2002 and is an Employee other than an Employee described in clauses (a)-(c) of Section
      1.14 on January 1, 2003, such individual shall be eligible to participate and may become a Participant hereunder on January 1, 2003 or any Entry Date thereafter (or on a subsequent date) in accordance with Section 2.3."

      6. Section 3.1(a)(i) is amended by adding the following new sentence at the end thereof to read:

            "The fifteen percent (15%) limitation described above shall not apply to any Catch-Up Contributions made pursuant to Section 3.8."


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      7. Section 3.4(a) is amended to read as follows:

            "(a) The term "Rollover Contribution" shall mean:

                  (i) a distribution from a plan or annuity contract described in Sections 401(a), 403(a), 403(b) or 457(b) of the Code; or

                  (ii) a distribution from an individual retirement account
            described in Section 408(a) of the Code or an individual retirement annuity described in Section 408(b) of the Code; provided, however, a Rollover Contribution shall not include any distribution from such an arrangement which is not includible in gross income."

      8. The first sentence of Section 3.5 is amended to read as follows:

            "The Committee shall maintain a separate Salary Deferral Account, Matching Account, Employer Account, Rollover Account and Catch-Up Account in the name of each Participant."

      9. Article III is amended by adding the following new Section 3.8 at the end thereof to read.

            "3.8 Catch-Up Contributions. Effective July 1, 2002, each Eligible Employee who is eligible to make Salary Deferral Contributions to the Plan pursuant to Section 3.1 who has attained age 50 before the end of a Plan Year shall be eligible to make a Catch-Up Contribution in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such Catch-Up Contributions shall not be taken into account for purposes of the limitations provided in Sections 4.1 and 4.7 of the Plan. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416 of the Code, as applicable, by reason of the making of such Catch-Up Contributions. Any Catch-Up Contributions made under the Plan on behalf of a Participant shall be credited to such Participant's Catch-Up Account. A Participant shall be fully vested at all times in his Catch-Up Account."

      10. Section 4.1 is amended by adding the following new sentence at the end thereof to read:

            "The maximum dollar amount limitation described in this Section 4.1 shall not apply to any Catch-Up Contributions made pursuant to Section 3.8."


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      11. Section 4.3(c)(iii) is amended to read as follows:

            "(iii) The Committee may in its sole discretion reduce or restrict Highly Compensated Employees' deferral elections made pursuant to Section
      3.1 by the amount necessary to satisfy one of the tests set forth in
      Section 4.3(a)."

      12. Section 4.5(d) shall be amended by adding a new subparagraph (iv) at the end thereof to read:

            "(iv) For Plan Years beginning on or after January 1, 2002, the foregoing provisions of this Section 4.5(d) shall no longer apply."

      13. Section 4.7(a) is amended to read as follows:

            "(a) The Annual Additions credited to a Participant under the Plan for any Limitation Year shall not exceed the lesser of (i) 25 percent of the Participant's Adjusted Compensation or (ii) $30,000 (as adjusted by the Adjustment Factor). Effective January 1, 2002, except to the extent permitted under Section 3.8 and Section 414(v) of the Code, the Annual Additions credited to a Participant under this Plan for any Limitation Year shall not exceed the lesser of (i) 100 percent of the Participant's Adjusted Compensation or (ii) $40,000 (as adjusted by the Adjustment Factor)."

      14. Section 4.8 is amended to read as follows:

            "4.8 Limit on Compensation. For purposes of this Plan, Compensation, ADP Compensation and ACP Compensation of a Participant for a Plan Year in excess of $160,000 (as adjusted by the Adjustment Factor under Section 401(a)(17)(B) of the Code) shall not be taken into account. Effective January 1, 2002, for purposes of this Plan, Compensation, ADP Compensation and ACP Compensation of a Participant for a Plan Year in excess of $200,000 (as adjusted by the Adjustment Factor under Section 401(a)(17)(B) of the Code) shall not be taken into account."

      15. The first sentence of Section 6.2 is amended to read as follows:

            "The Trustee shall allocate as of such Valuation Date a part of each such net increase or net decrease for each Fund to the Salary Deferral Account, Matching Account, Catch-Up Account, Employer Account and Rollover Account


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      of each Participant in the ratio that the balance in each such account bears to all such accounts invested in such Fund."

      16. Section 7.3(a)(i) is amended to read as follows:

            "(a)  (i)   A Participant who ceases to be an Employee on
      account of his Termination of Employment shall be entitled to receive 100% of the balance in his Salary Deferral Account, Rollover Account and Catch-Up Account, plus the Vested Percentage of the balance in his Matching Account and Employer Account. (For purposes of this Article VII, the balance in a Participant's Salary Deferral Account, Rollover Account and Catch-Up Account and the Vested Percentage of the balance in such Participant's Matching Account and Employer Account shall be referred to as the 'Vested Account Balance'.)"

      17. The last clause of Section 7.3(a)(ii) is amended to read as follows:

            "; provided, however, that (a) a Participant who was a participant in the CBI Holdings Inc. Employees' Savings Incentive Plan on July 19, 2001 and was an Employee on July 20, 2001 and (b) a Participant who was a participant in the Premium Beverage Packers, Inc. 401(k) Plan on December 31, 2002 and is a Participant in the Plan on January 1, 2003, shall be one-hundred percent (100%) vested in his Matching Account and Employer Account at all times."

      18. Section 7.4 is amended by deleting paragraph (d) in its entirety.

      19. The first sentence of Section 7.5 is amended to read as follows:

            "A Participant shall be entitled to receive a hardship distribution of the total amount of the Participant's Salary Deferral Account and Catch-Up Account (excluding the amount of any post-December 31, 1998 income attributable to Salary Deferral Contributions and Catch-Up Contributions), if the distribution is necessary to defray an immediate and severe financial hardship incurred by the Participant."

      20. Section 7.5(b) is amended to read as follows:

            "(b) Distribution Necessary to Satisfy the Financial Need. A hardship withdrawal shall be considered to be necessary to meet such an immediate and heavy financial need only under the following circumstances:


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                  (i) The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant (that cannot be satisfied by distributions and/or non-taxable loans of the types described in subparagraph (ii) below). This distribution may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.

                  (ii) The Participant has obtained (or requested) all
            distributions (including distributions after attaining age 59-1/2 and distributions of Rollover Contributions), other than hardship distributions, and all non-taxable loans currently available under all plans maintained by the Employer or any Affiliate.

            In the event of any hardship distribution to a Participant hereunder, such Participant may not make Salary Deferral Contributions or Catch-Up Contributions (or comparable contributions) to the Plan or to any other deferred compensation plans maintained by the Employer or any Affiliate during the 12 calendar months immediately following the date of such hardship withdrawal. Effective January 1, 2002, the 12 calendar month suspension provided for in the preceding sentence shall be 6 calendar months. The Participant also may not make Salary Deferral Contributions (or comparable contributions) to the Plan or to any other tax-qualified retirement plan maintained by the Employer or any Affiliate, for the calendar year immediately following the calendar year of the hardship withdrawal, in excess of the applicable limit under Section 402(g) of the Code for such next calendar year less the amount of such Participant's Salary Deferral Contributions (or comparable contributions) made on his behalf to the Plan or to any other tax-qualified retirement plan maintained by the Employer or any Affiliate for the calendar year of the hardship distribution. Effective January 1, 2002, the post-hardship contribution limit provided for in the preceding sentence shall no longer apply.

            The foregoing provisions shall be applied on a uniform and nondiscriminatory basis and shall be subject to such changes as the Committee may deem to be necessary at any time to comply with Treasury Regulations or other rules issued under Section 401(k) of the Code."

      21. Sections 7.8(b)(i) and (ii) are amended to read as follows:

            "(i) 'Eligible Rollover Distribution' shall mean any distribution of all or any portion of the Participant's Vested Account Balance, except that an Eligible Rollover Distribution does not include:

                  (A) Any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lives (or joint life


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            expectancies) of the Participant and the Participant's designated beneficiary, or for a specified period of ten years or more.

                  (B) Any distribution to the extent such distribution is
            required under Section 401(a)(9) of the Code.

                  (C) The portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities). Effective January 1, 2002, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in
            Section 408(a) or (b) of the Code, or to a qualified defined contribution plan as described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

                  (D) Effective January 1, 2000, any distribution of a
            Participant's Salary Deferral Contributions made pursuant to Section
            7.5 on account of hardship and, effective January 1, 2002, any distribution of a Participant's Vested Account Balance made pursuant to Section 7.5 on account of hardship.

            (ii) 'Eligible Retirement Plan' shall mean an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Participant's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to a surviving spouse, an Eligible Retirement Plan shall mean only an individual retirement account or individual retirement annuity. Effective for distributions made on or after January 1, 2002 'Eligible Retirement Plan' shall also mean an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. This definition of 'Eligible Retirement Plan' shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Code Section 414(p)."


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      22. Section 10.2(g) is amended to read as follows:

            "(g) 'Top-Heavy Plan' shall mean with respect to any Plan Year, the Plan if, as of the Determination Date, the Plan is not part of an Aggregation Group and the aggregate of the accounts under the Plan of all Key Employees exceeds sixty percent (60%) of the aggregate of the accounts under the Plan of all employees, or if, as of the Determination Date, the Plan is part of a Top-Heavy Group. In determining the amount of the account or the cumulative accrued benefit of any employee for purposes of determining if the Plan is a Top-Heavy Plan, including the determination of whether the Aggregation Group is a Top-Heavy Group the following rules shall apply:

                  (i) The present values of accrued benefits and the amounts of account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting '5-year period' for '1-year period.'

                  (ii) The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the Determination Date shall not be taken into account."

      23. Section 10.3 is amended by adding the following new sentence at the end thereof to read:

            "In determining whether the Employer has made any contribution required under this Section 10.3, any Matching Contributions made by the Employer under Section 3.2 (or any similar contributions made under any other plan maintained by the Employer or an Affiliate) shall be taken into account."

      24.   Effective Dates.

            (a) The amendment made by paragraph 11 shall be effective as of January 1, 2002.


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            (b) Except otherwise provided, the amendments made by paragraphs 1,
2, 4, 6 through 10, 12 through 16 and 18 through 23 shall be effective as of January 1, 2002. The amendments made by such paragraphs shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of the amendment. The amendments made by such paragraphs are adopted to reflect certain provisions of EGTRRA and are intended as good faith compliance with the requirements of EGTRRA and guidance issued thereunder.

            (c) The amendments made by paragraphs 3, 5 and 17 shall be effective January 1, 2003.


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            IN WITNESS WHEREOF, Cott Beverages Inc. has executed this Fourth
Amendment to the Plan on this 11th day of November, 2002.

ATTEST:                             Cott Beverages Inc.


/s/ Kim Helton                      By: /s/ Colin D. Walker
-------------------------------         ---------------------------------------

                                    Title: Senior Vice President
                                           ------------------------------------


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